Astris Energi Inc.

Instrument of Proxy

for the

Annual General Meeting of Shareholders

July 22, 2003

The undersigned shareholder of Astris Energi Inc. (the “Corporation”) hereby appoints Jiri K. Nor, President of the Corporation, or, failing him, Gordon Emerson, Chief Financial Officer of the Corporation, or instead of either of the foregoing, _______________________________, as proxyholder of the undersigned, with full power of substitution, to attend and act and vote for and on behalf of the undersigned at the Annual and Special Meeting of the shareholders of the Corporation (the “Meeting”), to be held on July 22, 2003, at the Mississauga Board of Trade, 1447 Burnhamthorpe Road West, Mississauga, Ontario, at 11:00 a.m. local time, and at any adjournment or adjournments thereof, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting with authority to vote at the said proxyholder’s discretion, except as otherwise specified below.

Without limiting the special powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the shares represented by this instrument of proxy in the following manner:

1.

With respect to the election of directors for the ensuing year the nominees as a group set forth in the Information Circular of the Corporation dated June 17, 2003.

FOR  _______________

WITHHOLD FROM VOTING  _______________

1.

The Appointment of Lugowy Associates, Chartered Accountants, as auditors of the Corporation for the ensuing year and the authorization of the directors to fix their remuneration.

FOR  ________________

WITHHOLD FROM VOTING  _______________

2.

At the discretion of the said proxyholder, upon any amendment or variation of the above matters or any other matter that may be properly brought before the meeting or any adjournment thereof in such manner as such proxy, in such proxyholder’s sole judgment, may determine.

THIS INSTRUMENT OF PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE CORPORATION.  THE SHARES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED AND, WHERE THE SHAREHOLDER HAS SPECIFIED A CHOICE WITH RESPECT TO THE ABOVE MATTERS, WILL BE VOTED AS DIRECTED ABOVE, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED IN FAVOUR OF THE ABOVE MATTERS.

EACH SHAREHOLDER HAS THE RIGHT TO APPOINT A PROXYHOLDER, OTHER THAN THE PERSONS DESIGNATED ABOVE, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND TO ACT FOR HIM AND ON HIS BEHALF AT THE MEETING.  TO EXERCISE SUCH RIGHT, THE NAMES OF THE NOMINEES OF MANAGEMENT SHOULD BE CROSSED OUT AND THE NAME OF THE SHAREHOLDER’S APPOINTEE SHOULD BE PRINTED IN THE BLANK SPACE PROVIDED.

The undersigned hereby revokes any proxies heretofore given.

DATED this _____________day of ________________, 2003.

(Signature of Shareholder)

Name of Shareholder  (PLEASE PRINT)

(Number of Shares Voted)

Notes:

1.

If the shareholder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

2.

This form of proxy must be dated and the signature hereon should be exactly the same as the name in which the shares are registered.

3.

Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

4.

This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the Corporation, c/o Alberta Compliance Service Inc., 602, 304 – 8th Avenue S.W., Calgary, Alberta T2P 1C2 not less than 48 hours (excluding Saturdays, Sundays, and holidays) before the time set for the holding of the Meeting, or any adjournment thereof.

5.

A proxy is valid only at the Meeting in respect of which it is given or any adjournments(s) of that Meeting provided, however, the Chairman of the Meeting may at his discretion accept proxies received after this time up to and including the time of the Meeting, or any adjournment thereof.